                                                   PROSPECTUS   NOVEMBER 3, 2000



   PRUDENTIAL
   MUNICIPAL SERIES FUND
   MASSACHUSETTS MONEY MARKET SERIES


     FUND TYPE Money market

     OBJECTIVE The highest level of current income that is exempt from Massachusetts state and federal income taxes, consistent with liquidity and the preservation of capital

BUILD ON THE ROCK

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved the Series' shares nor has the SEC determined that this prospectus is complete or accurate. It is a criminal offense to state otherwise.

                                                               [PRUDENTIAL LOGO]

TABLE OF CONTENTS
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1       RISK/RETURN SUMMARY
1       Investment Objective and Principal Strategies
1       Principal Risks
3       Evaluating Performance
4       Fees and Expenses

5       HOW THE SERIES INVESTS
5       Investment Objective and Policies
7       Other Investments and Strategies
9       Investment Risks

13      HOW THE SERIES IS MANAGED
13      Board of Trustees
13      Manager
13      Investment Adviser
14      Distributor

15      SERIES DISTRIBUTIONS AND TAX ISSUES
15      Distributions
16      Tax Issues

17      HOW TO BUY, SELL AND EXCHANGE SHARES OF THE SERIES
17      How to Buy Shares
22      How to Sell Your Shares
26      How to Exchange Your Shares
27      Telephone Redemptions or Exchanges

28      FINANCIAL HIGHLIGHTS

36      THE PRUDENTIAL MUTUAL FUND FAMILY

        FOR MORE INFORMATION (Back Cover)


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MASSACHUSETTS MONEY MARKET SERIES             [ICON] (800) 225-1852

RISK/RETURN SUMMARY
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This section highlights key information about the MASSACHUSETTS MONEY MARKET SERIES (the Series) of the PRUDENTIAL MUNICIPAL SERIES FUND (the Fund). Additional information follows this summary.

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES

Our investment objective is to provide the highest level of CURRENT INCOME that is EXEMPT FROM MASSACHUSETTS STATE AND FEDERAL INCOME TAXES consistent with LIQUIDITY AND THE PRESERVATION OF CAPITAL. This means we invest primarily in short-term Massachusetts state and local municipal bonds, which are debt obligations or fixed income securities, including notes, commercial paper and other securities, as well as short-term obligations of other issuers (such as issuers located in Puerto Rico, the Virgin Islands and Guam) that pay interest income that is exempt from those taxes (collectively called "Massachusetts obligations"). The Series invests in Massachusetts obligations which are high-quality money market instruments with effective remaining maturities of 13 months or less. In pursuing our objective, the Series will invest at least 80% of its total assets in municipal securities which pay income exempt from federal income taxes; these primarily will be Massachusetts obligations, unless the investment adviser is unable to purchase Massachusetts obligations that meet the investment policies of the Series. The Series may also invest in certain municipal bonds, the interest on which is subject to the federal alternative minimum tax (AMT).

    While we make every effort to achieve our investment objective and maintain a net asset value of $1 per share, we can't guarantee success.

PRINCIPAL RISKS

Although we try to invest wisely, all investments involve risk. The securities in which the Series invests are generally subject to the risk that the issuer may be unable to make principal and interest payments when they are due, as well as the risk that the securities may lose value because interest rates rise or because there is a lack of confidence in the issuer.

    Municipal bonds may also be subject to the risk that the state or municipality may not set aside funds in future budgets to make the bond payments.

    Because the Series will concentrate its investments in Massachusetts obligations, the Series is more susceptible to economic, political and other

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MONEY MARKET FUNDS
Money market funds--which hold high-quality short-term debt obligations-- provide investors with a lower risk, highly liquid investment option. These funds attempt to maintain a net asset value of $1 per share, although there can be no guarantee that they will always be able to do so.
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RISK/RETURN SUMMARY

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developments that may adversely affect issuers of Massachusetts obligations than a municipal money market fund that is not as geographically concentrated. These developments may include state or local legislation or policy changes, voter-passed initiatives, erosion of the tax base or reduction in revenues of the State or one or more local governments, the effects of possible natural disasters, or other economic or credit problems affecting the State generally or any individual locality (which may directly or indirectly affect the State as a whole). By way of illustration, although Massachusetts has a relatively diversified economy, Massachusetts' largest economic sector, the service sector, concentrates in the health care, information technology, knowledge creation and financial services industries. The Series, therefore, may be more susceptible to developments affecting those industries than a municipal bond fund that invests in obligations of several states. This example illustrates just one of the risks of investing in Massachusetts obligations. For more detailed information on the risks of investing in Massachusetts obligations, see "Description of the Fund, Its Investments and Risks" in the Statement of Additional Information.

    The Series is nondiversified, meaning that we can invest a higher percentage of its assets in the securities of fewer issuers than a diversified fund. Investing in a nondiversified series involves greater risk than investing in a diversified series.

    Although investments in mutual funds involve risk, investing in money market portfolios like the Series is generally less risky than investing in other types of funds. This is because the Series invests only in high-quality securities with effective remaining maturities of 13 months or less and limits the average maturity of the portfolio to 90 days or less. To satisfy the average maturity and maximum maturity requirements, securities with demand features are treated as maturing on the date that the Series can demand repayment of the security.

    For more detailed information about the risks associated with the Series, see "How the Series Invests--Investment Risks."

    An investment in the Series is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although we seek to preserve the value of your investment at $1 per share, it is possible to lose money by investing in the Series.

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2  MASSACHUSETTS MONEY MARKET SERIES                       [ICON] (800) 225-1852

RISK/RETURN SUMMARY
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EVALUATING PERFORMANCE

A number of factors--including risk--can affect how the Series performs. The following bar chart shows the Series' performance for each full calendar year of operation. The tables provide additional performance information for the periods indicated. The bar chart and Average Annual Returns table below demonstrate the risk of investing in the Series by showing how returns can change from year to year. The Average Annual Returns table also compares the Series' performance to the performance of a tax-free state specific money market index. Past performance does not mean that the Series will achieve similar results in the future. For current yield information, you can call us at (800) 225-1852.



ANNUAL RETURNS*


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

1992  2.85%
1993  1.96%
1994  2.19%
1995  3.31%
1996  2.96%
1997  3.00%
1998  2.63%
1999  2.43%

BEST QUARTER:   0.84% (4th quarter of 1995)
WORST QUARTER:  0.40% (3rd quarter of 1994)


*    THE SERIES' RETURN FROM 1-1-00 TO 9-30-00 WAS 2.43%.

 AVERAGE ANNUAL RETURNS(1) (AS OF 12-31-99)



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                                      1 YR   5 YRS      SINCE INCEPTION
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  Series shares                       2.43%   2.87%      2.74%(since 8-5-91)
  iMoneyNet MFR Average(2)            2.58%   2.93%      2.71%(since 8-5-91)



 YIELD(1) (AS OF 12-31-99)


  7-Day yield of the Series                          2.79%
  7-Day tax-equivalent yield of the Series           5.25%


1 THE SERIES' RETURNS AND YIELD ARE AFTER DEDUCTION OF EXPENSES. TAX-EQUIVALENT YIELD IS CALCULATED BASED ON A FEDERAL TAX RATE OF 39.6% AND THE APPLICABLE STATE INCOME TAX RATE.
2 THE IMONEYNET, INC. MONEY FUND REPORT AVERAGE-TM- (IMONEYNET MFR AVERAGE) IS BASED UPON THE AVERAGE RETURN OF ALL MUTUAL FUNDS IN THE IMONEYNET MFR AVERAGE/TAX-FREE STATE-SPECIFIC MONEY FUND (MASSACHUSETTS) CATEGORY. IMONEYNET, INC. WAS FORMERLY KNOWN AS IBC FINANCIAL DATA, INC.

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RISK/RETURN SUMMARY
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FEES AND EXPENSES
These tables show the fees and expenses that you may pay if you buy and hold shares of the Series.


 SHAREHOLDER FEES(1) (PAID DIRECTLY FROM YOUR INVESTMENT)


  Maximum sales charge (load) imposed on purchases
   (as a percentage of offering price)                None
  Maximum deferred sales charge (load) (as a
   percentage of the lower of original purchase
   price or sale proceeds)                            None
  Maximum sales charge (load) imposed on
   reinvested dividends and other distributions       None
  Redemption fees                                     None
  Exchange fee                                        None

 ANNUAL SERIES OPERATING EXPENSES (DEDUCTED FROM SERIES ASSETS)


  Management fees                                    .500%
  + Distribution and service (12b-1) fees            .125%
  + Other expenses                                   .215%
  = TOTAL ANNUAL SERIES OPERATING EXPENSES           .840%


(1) YOUR BROKER MAY CHARGE YOU A SEPARATE OR ADDITIONAL FEE FOR PURCHASES AND SALES OF SHARES.

EXAMPLE
This example will help you compare the cost of investing in the Series with the cost of investing in other mutual funds.

    The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



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                                  1 YR      3 YRS      5 YRS      10 YRS
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  Series shares                 $86       $268       $466       $1,037


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4  MASSACHUSETTS MONEY MARKET SERIES                       [ICON] (800) 225-1852

HOW THE SERIES INVESTS
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INVESTMENT OBJECTIVE AND POLICIES
The Series' investment objective is to provide the highest level of CURRENT INCOME that is EXEMPT FROM MASSACHUSETTS STATE AND FEDERAL INCOME TAXES consistent with LIQUIDITY AND THE PRESERVATION OF CAPITAL. While we make every effort to achieve our objective, we can't guarantee success.
    The Series invests in high-quality money market instruments to try to provide investors with current tax-free income while maintaining a stable net asset value of $1 per share. We manage the Series to comply with specific rules designed for money market mutual funds. To date, the Series' net asset value has never deviated from $1 per share.

    In pursuing the Series' objective, we invest primarily in short-term MASSACHUSETTS OBLIGATIONS, including Massachusetts state and local municipal bonds as well as obligations of other issuers (such as issuers located in Puerto Rico, the Virgin Islands and Guam) that pay interest income that is exempt from Massachusetts state and federal income taxes. We normally invest so that at least 80% of the total assets of the Series will be invested in municipal securities which pay income exempt from federal income taxes; these primarily will be Massachusetts obligations unless the investment adviser is unable to purchase Massachusetts obligations that meet the investment policies of the Series. The Series, however, may hold certain private activity bonds, which are municipal bonds the interest on which is subject to the federal alternative minimum tax (AMT). See "Series Distributions and Tax Issues--Distributions."

    Municipal bonds include GENERAL OBLIGATION BONDS and REVENUE BONDS. General obligation bonds are obligations supported by the credit of an issuer that has the power to tax and are payable from that issuer's general revenues and not from any specific source. Revenue bonds, on the other hand, are payable from revenues derived from a particular source or project.

    The obligations that we purchase must be of "eligible quality." "Eligible quality" for this purpose means a security: (i) rated in one of the two


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MUNICIPAL BONDS

States and municipalities issue bonds in order to borrow money to finance a project. You can think of bonds as loans that investors make to the state, local government or other issuer. The issuer gets the cash needed to complete the project and investors earn income on their investment.
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HOW THE SERIES INVESTS

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highest short-term rating categories by at least two nationally recognized statistical rating organizations (NRSROs) or, if only one NRSRO has rated the security, so rated by that NRSRO; (ii) rated in one of the three highest long-term rating categories by at least two NRSROs or, if only one NRSRO has rated the security, so rated by that NRSRO; or (iii) if unrated, of comparable quality as determined by the investment adviser. A rating is an assessment of the likelihood of the timely payment of debt, and can be useful when comparing different municipal bonds. These ratings are not a guarantee of quality. The opinions of the rating agencies do not reflect market risk and they may, at times, lag behind the current financial condition of an issuer. An investor can evaluate the expected likelihood of default by an issuer by looking at its ratings as compared to another similar issuer.

    The Series may invest in floating rate bonds and variable rate bonds. FLOATING RATE BONDS are municipal bonds that have an interest rate that is set as a specific percentage of a designated rate, such as the rate on Treasury bonds or the prime rate at major commercial banks. The interest rate on floating rate bonds changes when there is a change in the designated rate. VARIABLE RATE BONDS are municipal bonds that have an interest rate that is adjusted periodically based on the market rate at a specified time. They generally allow the Series to demand full payment of the bond on short notice. At times the Series may receive an amount that may be more or less than the amount paid for the bond.

    In determining which securities to buy and sell, the investment adviser will consider, among other things, yield, maturity, issue, quality characteristics and expectations regarding economic and political developments, including movements in interest rates and demand for municipal bonds. The investment adviser will attempt to anticipate interest rate movements and will purchase and sell municipal bonds accordingly. The investment adviser will also seek to take advantage of differentials in yields with respect to securities with similar credit ratings and maturities, but which vary according to the purpose for which they were issued, as well as securities issued for similar purposes with similar maturities, but which vary according to ratings.

    Debt obligations in general, including those listed above and any others that we may purchase, are basically written promises to repay a debt. Among the various types of debt securities we may purchase, the

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6  MASSACHUSETTS MONEY MARKET SERIES                       [ICON] (800) 225-1852

HOW THE SERIES INVESTS

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terms of repayment may vary, as may the commitment of other parties to honor the obligations of the issuer of the security. We may purchase securities that include demand features, which allow us to demand repayment (within 13 months) of a debt obligation before the obligation is due or "matures." This means that we can purchase longer-term securities because of our expectation that we can demand repayment of the obligation at an agreed-upon price within an agreed upon period of time. This procedure follows the rules applicable to money market funds.

    The securities that we may purchase may change over time as new types of money market instruments are developed. We will purchase these new instruments, however, only if their characteristics and features follow the rules governing the operation of money market mutual funds.

    For more information, see "Investment Risks" below and the Statement of Additional Information, "Description of the Fund, Its Investment and Risks." The Statement of Additional Information--which we refer to as the SAI--contains additional information about the Series. To obtain a copy, see the back cover page of this prospectus.

    The Series' investment objective is a fundamental policy that cannot be changed without shareholder approval. The Board of the Fund can change investment policies of the Series that are not fundamental.


OTHER INVESTMENTS AND STRATEGIES

In addition to the principal strategies, we also may use the following investment strategies to increase the Series' returns or protect its assets if market conditions warrant.


MUNICIPAL ASSET-BACKED SECURITIES

The Series may invest in municipal asset-backed securities. A MUNICIPAL ASSET-BACKED SECURITY is a type of pass-through instrument that pays interest which is eligible for exclusion from federal and state income taxation based upon the income from an underlying municipal bond or pool of municipal bonds.



MUNICIPAL LEASE OBLIGATIONS

The Series may invest in municipal lease obligations. MUNICIPAL LEASE OBLIGATIONS are obligations where the interest and principal are paid out of lease payments made by the party leasing the equipment or facilities that

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HOW THE SERIES INVESTS

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were acquired or built with the bonds. Typically, municipal lease obligations are issued by states or financing authorities to provide money for construction projects such as schools, offices or stadiums. The entity that leases the building or facility would be responsible for paying the interest and principal on the obligation.


WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES

The Series may purchase municipal bonds on a WHEN-ISSUED or DELAYED-DELIVERY basis, without limit. When the Series makes this type of purchase, the price and interest rate are fixed at the time of purchase, but delivery and payment for the bonds take place at a later time. The Series does not earn interest income until the date the bonds are delivered.



TEMPORARY DEFENSIVE INVESTMENTS

In response to adverse market, economic or political conditions, the Series may hold up to 100% of its assets in cash, cash equivalents or short-term investment-grade bonds that are not exempt from state, local and federal income taxation. Investing heavily in these securities limits our ability to achieve the Series' investment objective, but can help to preserve the Series' assets.

    For more information about these strategies, see the SAI, "Description of the Fund, Its Investments and Risks."


ADDITIONAL STRATEGIES

The Series also follows certain policies when it BORROWS MONEY (the Series can borrow up to 33 1/3% of the value of its total assets) and HOLDS ILLIQUID SECURITIES (the Series may hold up to 10% of its net assets in illiquid securities, including securities with legal or contractual restrictions on resale, those without a readily available market and repurchase agreements with maturities longer than seven days). The Series is subject to certain investment restrictions that are fundamental policies, which means they cannot be changed without shareholder approval. For more information about these restrictions, see the SAI.

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8  MASSACHUSETTS MONEY MARKET SERIES                       [ICON] (800) 225-1852

HOW THE SERIES INVESTS
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INVESTMENT RISKS

As noted, all investments involve risk, and investing in the Series is no exception. Since the Series' holdings can vary significantly from broad market indexes, performance of the Series can deviate from performance of the indexes. This chart outlines the key risks and potential rewards of the Series' principal investments and certain other non-principal investments the Series may make. See, too, "Description of the Fund, Its Investments and Risks" in the SAI.

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HOW THE SERIES INVESTS
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INVESTMENT TYPE


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% OF SERIES' TOTAL ASSETS                          RISKS                                 POTENTIAL REWARDS
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  MONEY MARKET MUNICIPAL BONDS    -- Concentration risk--the risk that        -- Tax-exempt interest income, except
                                      bonds may lose value because of             with respect to certain bonds, such
  AT LEAST 80%                        political, economic or other events         as private activity bonds, which are
                                      affecting issuers of Massachusetts          subject to the federal alternative
                                      obligations                                 minimum tax (AMT)
                                  -- Credit risk--the risk that the           -- Generally more secure than
                                      borrower can't pay back the money           lower-quality bonds
                                      borrowed or make interest payments      -- Most bonds rise in value when
                                  -- Market risk--the risk that bonds will        interest rates fall
                                      lose value in the market, sometimes
                                      rapidly or unpredictably, because
                                      interest rates rise or there is a
                                      lack of confidence in the borrower
                                  -- Illiquidity risk--the risk that bonds
                                      may be difficult to value precisely
                                      and sell at time or price desired,
                                      in which case valuation would depend
                                      more on investment adviser's
                                      judgment than is generally the case
                                      with other types of municipal bonds
                                  -- Nonappropriation risk--the risk that
                                      the state or municipality may not
                                      include the bond obligations in
                                      future budgets
                                  -- Tax risk--the risk that federal,
                                      state or local income tax rates may
                                      decrease, which could decrease
                                      demand for municipal bonds or that a
                                      change in law may limit or eliminate
                                      exemption of interest on municipal
                                      bonds from such taxes
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10  MASSACHUSETTS MONEY MARKET SERIES                      [ICON] (800) 225-1852

HOW THE SERIES INVESTS
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INVESTMENT TYPE (CONT'D)


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% OF SERIES' TOTAL ASSETS                          RISKS                                 POTENTIAL REWARDS
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  VARIABLE/FLOATING RATE BONDS    -- May decrease returns when interest       -- May offer protection against interest
                                      rates decrease                              rate increases
  PERCENTAGE VARIES; USUALLY      -- See tax risk
  LESS THAN 70%
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  MUNICIPAL ASSET-BACKED          -- Prepayment risk--the risk that the       -- Regular interest income
  SECURITIES                          underlying bonds may be prepaid,        -- May offer higher yield due to their
                                      partially or completely, generally          structure
  PERCENTAGE VARIES; USUALLY          during periods of falling interest
  LESS THAN 30%                       rates, which could adversely affect
                                      yield to maturity and could require
                                      the Series to reinvest in lower
                                      yielding bonds
                                  -- Credit risk--the risk that the
                                      underlying municipal bonds will not
                                      be paid by issuers or guarantors of
                                      such instruments
                                  -- See market risk and tax risk
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  MUNICIPAL LEASE OBLIGATIONS     -- See concentration risk, credit risk,     -- Tax-exempt interest income, except
                                      market risk, illiquidity risk,              with respect to certain bonds, such
  PERCENTAGE VARIES; USUALLY          nonappropriation risk and tax risk          as private activity bonds, which are
  LESS THAN 10%                   -- Abatement risk--the risk that the            subject to the AMT
                                      entity leasing the equipment or
                                      facility will not be required to
                                      make lease payments because it does
                                      not have full use of the equipment
                                      or facility
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HOW THE SERIES INVESTS
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INVESTMENT TYPE (CONT'D)


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% OF SERIES' TOTAL ASSETS                          RISKS                                 POTENTIAL REWARDS
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  WHEN-ISSUED AND                 -- May decrease underlying investment       -- May magnify underlying investment
  DELAYED-DELIVERY SECURITIES         returns                                     returns
                                  -- See tax risk
  PERCENTAGE VARIES; USUALLY
  LESS THAN 10%
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  ILLIQUID SECURITIES             -- See illiquidity risk                     -- May offer a more attractive yield
                                                                                  than more widely traded securities
  UP TO 10% OF NET ASSETS
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12  MASSACHUSETTS MONEY MARKET SERIES                      [ICON] (800) 225-1852

HOW THE SERIES IS MANAGED
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BOARD OF TRUSTEES

The Fund's Board of Trustees oversees the actions of the Manager, investment adviser and Distributor and decides on general policies. The Board also oversees the Fund's officers, who conduct and supervise the daily business operations of the Fund.


MANAGER

PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC (PIFM)
GATEWAY CENTER THREE, 100 MULBERRY STREET
NEWARK, NJ 07102-4077



    Under a Management Agreement with the Fund, PIFM manages the Series' investment operations and administers its business affairs. PIFM also is responsible for supervising the Series' investment adviser. For the fiscal year ended August 31, 2000, the Series paid PIFM management fees of .50% of the Series' average daily net assets.

    PIFM and its predecessors have served as manager or administrator to investment companies since 1987. As of September 30, 2000, PIFM served as the manager to all 49 of the Prudential mutual funds, and as manager or administrator to 21 closed-end investment companies, with aggregate assets of approximately $75.1 billion.


INVESTMENT ADVISER

The Prudential Investment Corporation, called Prudential Investments, is the Series' investment adviser and has served as an investment adviser to investment companies since 1984. Its address is Prudential Plaza, 751 Broad Street, Newark, NJ 07102. PIFM has responsibility for all investment advisory services, supervises Prudential Investments and pays Prudential Investments for its services.

    Prudential Investments' Fixed Income Group is organized into teams that specialize in different market sectors. The Fixed Income Policy Committee, which is comprised of senior investment staff from each sector team, provides guidance to the teams regarding duration risk, asset allocations and general risk parameters. Portfolio managers contribute bottom-up security selection within those guidelines. The Money Market Sector Team, headed by Joseph Tully, is responsible for overseeing the day-to-day management of the Series.
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HOW THE SERIES IS MANAGED
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DISTRIBUTOR

Prudential Investment Management Services LLC (PIMS) distributes the Series' shares under a Distribution Agreement with the Fund. The Fund has a Distribution and Service Plan under Rule 12b-1 of the Investment Company Act. Under the Plan and the Distribution Agreement, PIMS pays the expenses of distributing the Series' shares and provides certain shareholder support services. The Fund pays distribution and other fees to PIMS as compensation for its services. These fees--known as 12b-1 fees--are shown in the "Fees and Expenses" tables.

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14  MASSACHUSETTS MONEY MARKET SERIES                      [ICON] (800) 225-1852

SERIES DISTRIBUTIONS AND TAX ISSUES
-------------------------------------

Investors who buy shares of the Series should be aware of some important tax issues. For example, the Series distributes DIVIDENDS of ordinary income and any REALIZED NET CAPITAL GAINS to shareholders. Dividends generally will be exempt from federal income taxes. If, however, the Series invests in taxable obligations, it will pay dividends that are not exempt from these income taxes.
    The following briefly discusses some of the important state and federal tax issues you should be aware of, but is not meant to be tax advice. For tax advice, please speak with your tax adviser.

DISTRIBUTIONS

The Series distributes DIVIDENDS out of any net investment income plus short-term capital gains, to shareholders every month. For example, if the Series owns a City XYZ bond and the bond pays interest, the Series will pay out a portion of this interest as a dividend to its shareholders, assuming the Series' income is more than its costs and expenses. These dividends generally will be EXEMPT FROM FEDERAL INCOME TAXES, as long as 50% or more of the value of the Series' assets at the end of each quarter is invested in state, municipal and other obligations, the interest on which is excluded from gross income for federal income tax purposes.

    As we mentioned before, the Series will concentrate its investments in Massachusetts obligations. In addition to being exempt from federal income taxes, Series' dividends are EXEMPT FROM MASSACHUSETTS PERSONAL INCOME TAXES FOR MASSACHUSETTS RESIDENT INDIVIDUALS AND OTHER RESIDENT NONCORPORATE SHAREHOLDERS to the extent that they are derived from interest payments on Massachusetts obligations or from certain long-term capital gains on certain Massachusetts obligations. Dividends attributable to the interest on taxable bonds held by the Series, market discount on taxable and tax-exempt obligations and short-term capital gains, however, will be subject to federal, state and local income tax at ordinary income tax rates. Corporate shareholders are not eligible for the 70% dividends-received deduction on dividends paid by the Series.

    Some shareholders may be subject to federal alternative minimum tax (AMT) liability. Tax-exempt interest from certain bonds is treated as an item of tax preference, and may be attributed to shareholders. A portion of all tax-exempt interest is includable as an upward adjustment in determining a corporation's alternative minimum taxable income. These rules could make you liable for the AMT.
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SERIES DISTRIBUTIONS AND TAX ISSUES

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    Although the Series is not likely to realize capital gains because of the types of securities we purchase, any REALIZED NET CAPITAL GAINS will be paid to shareholders--typically once a year. Capital gains are generated when the Series sells assets for a profit. LONG-TERM capital gains are generated when the Series sells assets which it held for more than 12 months for a profit. For an individual, the maximum long-term capital gains rate is 20% for federal income tax purposes. The maximum capital gains rate for corporate shareholders currently is the same as the maximum tax rate for ordinary income.

    For your convenience, distributions of dividends and capital gains are AUTOMATICALLY REINVESTED in the Series. If you ask us to pay the distributions in cash, we will send you a check if your account is with the Transfer Agent. Otherwise, if your account is with a broker, you will receive a credit to your account. Either way, the distributions may be subject to taxes. For more information about automatic reinvestment and other shareholder services, see "Step 3: Additional Shareholder Services" in the next section.


TAX ISSUES
FORM 1099

Every year, you will receive a Form 1099, which reports the amount of dividends and long-term capital gains we distributed to you during the prior year.

    Series distributions are generally taxable to you in the calendar year they are received, except when we declare certain dividends in the fourth quarter, and actually pay them in January of the following year. In such cases, the dividends are treated as if they were paid on December 31 of the prior year.



WITHHOLDING TAXES

If federal law requires you to provide the Series with your taxpayer identification number and certifications as to your tax status, and you fail to do this, or if you are otherwise subject to backup withholding, we generally withhold and pay to the U.S. Treasury 31% of your taxable distributions and gross sale proceeds. Dividends of net investment income and short-term capital gains paid to a nonresident foreign shareholder generally will be subject to a U.S. withholding tax of 30%. This rate may be lower, depending on any tax treaty the U.S. may have with the shareholder's country.

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16  MASSACHUSETTS MONEY MARKET SERIES                      [ICON] (800) 225-1852

HOW TO BUY, SELL AND
EXCHANGE SHARES OF THE SERIES
-------------------------------------

HOW TO BUY SHARES
STEP 1: OPEN AN ACCOUNT
If you don't have an account with us or a securities firm that is permitted to buy or sell shares of the Series for you, call Prudential Mutual Fund Services LLC (PMFS) at (800) 225-1852 or contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: INVESTMENT SERVICES
P.O. BOX 15020
NEW BRUNSWICK, NJ 08906-5020


    You may purchase shares by check or wire. We do not accept cash or money orders. To purchase by wire, call the number above to obtain an application. After PMFS receives your completed application, you will receive an account number. For additional information about purchasing shares of the Series, see the back cover page of this prospectus. We have the right to reject any purchase order (including an exchange into the Series) or suspend or modify the Series' sale of its shares.

    Except as noted below, the minimum initial investment for Series shares is $1,000 and the minimum subsequent investment is $100. All minimum investment requirements are waived for certain custodial accounts for the benefit of minors.


PURCHASES THROUGH PRUDENTIAL SECURITIES

Purchases of shares of the Series through Prudential Securities are made through automatic investment procedures (the Autosweep Program). You cannot purchase shares through Prudential Securities other than through the Autosweep Program, except as specifically provided (that is, you cannot make a manual purchase).

    The Autosweep Program allows you to designate a money market fund as your primary money sweep fund. If you do not designate a primary money sweep fund, Prudential MoneyMart Assets, Inc. will automatically be your primary money sweep fund. You have the option to change your primary money sweep fund at any time by notifying your Prudential Securities Financial Advisor. The following discussion assumes that you have selected the Series as your primary money sweep fund.

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HOW TO BUY, SELL AND
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    Shares of the Series will be purchased as follows:


     -- When your account has a credit balance of $10,000 or more, Prudential Securities will arrange for the automatic purchase of shares of the Series. This will occur on the business day following the availability of the credit balance

     -- When your account has a credit balance that results from a securities sale totaling $1,000 or more, the available cash will be invested in the Series on the settlement date

     -- For all other credit balances of $1.00 or more, shares will be purchased automatically at least once a month on the last business day of each month

    Purchases through the Autosweep Program are subject to a minimum initial investment of $1,000, which is waived for certain custodial accounts for the benefit of minors. You will begin earning dividends on your shares purchased through the Autosweep Program on the first business day after the order is placed. Prudential Securities will purchase shares of the Series at the price determined at 4:30 p.m., New York time, on the business day following the existence of the credit balance, which is the second business day after the availability of the credit balance. Prudential Securities will use and retain the benefit of credit balances in your account until Series shares are purchased.

    Your investment in the Series will be held in the name of Prudential Securities. Prudential Securities will receive all statements and dividends from the Fund and will, in turn, send you account statements showing your purchases, sales and dividends.

    The charges and expenses of the Autosweep Program are not reflected in the Fees and Expenses tables. For information about participating in the Autosweep Program, you should contact your Prudential Securities Financial Advisor.



PURCHASES THROUGH THE PRUDENTIAL ADVANTAGE ACCOUNT PROGRAM

The Prudential Advantage Account Program (the Advantage Account Program) is a financial services program available to clients of Pruco Securities Corporation (Pruco) and provides for an automatic investment procedure similar to the Autosweep Program. The Advantage Account Program consists of two types of accounts: the Investor Account and the

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18  MASSACHUSETTS MONEY MARKET SERIES                      [ICON] (800) 225-1852

HOW TO BUY, SELL AND
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Advantage Account, which offers additional services, such as a debit card and check writing.
    The Advantage Account Program allows you to designate a money market fund as your primary money sweep fund. If you do not designate a primary money sweep fund, Prudential MoneyMart Assets, Inc. will automatically be your primary money sweep fund. You have the option to change your primary money sweep fund at any time by notifying your Pruco representative or the Advantage Service Center. The following discussion assumes that you have selected the Series as your primary money sweep fund.

    With the Advantage Account, all credit balances (that is, immediately available funds) of $1.00 or more will be invested in the Series on a daily basis. Prudential Securities (Pruco's clearing broker) arranges for the investment of the credit balance in the Series and will purchase shares of the Series equal to that amount. This will occur on the business day following the availability of the credit balance. Prudential Securities may use and retain the benefit of credit balances in your account until Series shares are purchased.

    If you have an Investor Account, shares of the Series will be purchased as follows:


     -- When your account has a credit balance of $10,000 or more, Prudential Securities will arrange for the automatic purchase of shares of the Series with all cash balances of $1.00 or more. This will occur on the business day following the availability of the credit balance

     -- When your account has a credit balance that results from a securities sale totaling more than $1,000, all cash balances of $1.00 or more will be invested in the Series on the business day following the settlement date

     -- For all other credit balances of $1.00 or more, shares will be purchased automatically at least once a month on the last business day of each month

    You will begin earning dividends on your shares purchased through the Advantage Account Program on the first business day after the order is placed. Prudential Securities will purchase shares of the Series at the price determined at 4:30 p.m., New York time, on the business day following the availability of the credit balance. Prudential Securities will use and retain the benefit of credit balances in your account until Series shares are purchased.

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HOW TO BUY, SELL AND
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    Purchases of, withdrawals from and dividends from the Series will be shown on your Advantage Account or Investor Account statement.
    The charges and expenses of the Advantage Account Program are not reflected in the Fees and Expenses tables. For information about participating in the Advantage Account Program, you should call (800) 235-7637.

PURCHASES THROUGH THE COMMAND PROGRAM OR THE BUSINESSEDGE PROGRAM
Class A shares of the Series are available to shareholders who meet the minimum investment requirements and participate in either the corporate COMMAND-SM-Account Program (the COMMAND Program), which is available through Prudential Securities, or the Prudential BusinessEdge-SM- Account Program (the BusinessEdge Program), which is available either through Prudential Securities or Pruco. These programs offer integrated financial services that link together various product components with the ability to invest in shares of the Series. If you participate in the COMMAND Program or the BusinessEdge Program, your purchase of Series shares must be made through your Prudential Securities Financial Advisor or your Pruco broker, as applicable.

MANUAL PURCHASES
You may make a manual purchase (that is, a non-money market sweep purchase) of Series shares in either of the following situations:


     -- You do not participate in a money market sweep program (E.G., the Autosweep Program or the Advantage Account Program)


     -- You participate in a money market sweep program, but the Series is not designated as your primary money market sweep fund

    The minimum initial investment for a manual purchase for shares of the Series is $1,000 and the minimum subsequent investment is $100, except that all minimum investment requirements are waived for certain custodial accounts for the benefit of minors.

    If you make a manual purchase through Prudential Securities, Prudential Securities will place your order for shares of the Series on the business day after the purchase order is received for settlement that day, which is the second business day after receipt of the purchase order by Prudential Securities. Prudential Securities may use and retain the benefit of credit balances in a client's brokerage account until monies are delivered to
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20  MASSACHUSETTS MONEY MARKET SERIES                      [ICON] (800) 225-1852

HOW TO BUY, SELL AND
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------------------------------------------------

the Series (Prudential Securities delivers federal funds on the business day after settlement).

    If you make a manual purchase through the Fund's Distributor, through your broker (other than Prudential Securities) or directly from the Fund, shares will be purchased at the net asset value next determined after receipt of your order and payment in proper form. When your payment is received by 4:30 p.m., New York time, shares will be purchased that day and you will begin to earn dividends on the following business day. If you purchase shares through a broker, your broker will forward your order and payment to the Fund. You should contact your broker for information about services that your broker may provide, including an automatic sweep feature. Transactions in Series shares may be subject to postage and other charges imposed by your broker. Any such charge is retained by your broker and is not sent to the Fund.


STEP 2: UNDERSTANDING THE PRICE YOU'LL PAY

When you invest in a mutual fund, you buy shares of the mutual fund. Shares of a money market mutual fund, like the Series, are priced differently than shares of common stock and other securities.

    The price you pay for each share of the Series is based on the share value. The share value of a mutual fund--known as the NET ASSET VALUE or NAV--is determined by a simple calculation: it's the total value of the Series (assets minus liabilities) divided by the total number of shares outstanding. In determining NAV, the Series values its securities using the amortized cost method. The Series seeks to maintain an NAV of $1 per share at all times. Your broker may charge you a separate or additional fee for purchases of shares.

    We determine the NAV of our shares once each business day at 4:30 p.m., New York time, on days that the New York Stock Exchange (NYSE) is open for trading. The NYSE is closed on most national holidays and Good Friday. We do not determine the NAV on days when we have not received any orders to purchase, sell, or exchange Series shares or when changes in the value of the Series' portfolio do not materially affect the NAV.

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HOW TO BUY, SELL AND
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STEP 3: ADDITIONAL SHAREHOLDER SERVICES
As a Series shareholder, you can take advantage of the following services and privileges:

AUTOMATIC REINVESTMENT. As we explained in the "Series Distributions and Tax Issues" section, the Series pays out--or distributes--its net investment income and capital gains to all shareholders. For your convenience, we will automatically reinvest your distributions in the Series at NAV. If you want your distributions paid in cash, you can indicate this preference on your application, notify your broker or notify the Transfer Agent in writing (at the address below) at least five business days before the date we determine who receives dividends.


PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTENTION: ACCOUNT MAINTENANCE
P.O. BOX 8159
PHILADELPHIA, PA 19101


REPORTS TO SHAREHOLDERS. Every year we will send you an annual report (along with an updated prospectus) and a semi-annual report, which contain important financial information about the Series. To reduce Series expenses, we will send one annual shareholder report, one semi-annual shareholder report and one annual prospectus per household, unless you instruct us or your broker otherwise.

HOW TO SELL YOUR SHARES

You can sell your shares of the Series for cash (in the form of a check) at any time, subject to certain restrictions.

    When you sell shares of the Series--also known as redeeming your shares--the price you will receive will be the NAV next determined after the Transfer Agent, the Distributor or your broker receives your order to sell. If your broker holds your shares, your broker must receive your order to sell by 4:30 p.m., New York time, to process the sale on that day. Otherwise contact:



PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTENTION: REDEMPTION SERVICES
P.O. BOX 8149
PHILADELPHIA, PA 19101

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22  MASSACHUSETTS MONEY MARKET SERIES                      [ICON] (800) 225-1852

HOW TO BUY, SELL AND
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------------------------------------------------

    Generally, we will pay you for the shares that you sell within seven days after the Transfer Agent, the Distributor or your broker receives your sell order. If you hold shares through a broker, payment will be credited to your account. If you are selling shares you recently purchased with a check, we may delay payment of your proceeds until your check clears, which can take up to 10 days from the purchase date. You can avoid delay if you purchase by wire, certified check or cashier's check. Your broker may charge you a separate or additional fee for sales of shares.



RESTRICTIONS ON SALES. There are certain times when you may not be able to sell shares of the Series or when we may delay paying you the proceeds from a sale. As permitted by the Securities and Exchange Commission, this may happen only during unusual market conditions or emergencies when the Series can't determine the value of its assets or sell its holdings. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares."

    If you are selling more than $100,000 of shares, if you want the redemption proceeds payable to or sent to someone or some place that is not in our records, or you are a business or a trust and if you hold your shares directly with the Transfer Agent, you will need to have the signature on your sell order signature guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker-dealer or credit union. For more information, see the SAI, "Purchase, Redemption and Pricing of Fund Shares--Sale of Shares--Signature Guarantee."


REDEMPTION IN KIND. If the sales of Series shares you make during any 90-day period reach the lesser of $250,000 or 1% of the value of the Series' net assets, we can then give you securities from the Series' portfolio instead of cash. If you want to sell the securities for cash, you would have to pay the costs charged by a broker.


AUTOMATIC REDEMPTION FOR THE AUTOSWEEP PROGRAM. If you participate in the Autosweep Program, your Series shares will be automatically redeemed to cover any deficit in your Prudential Securities account. The amount redeemed will be the nearest dollar amount necessary to cover the deficit.

    The amount of the redemption will be the lesser of the total value of Series shares held in your Prudential Securities account or the deficit in your Prudential Securities account. If you use this automatic redemption
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HOW TO BUY, SELL AND
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procedure and want to pay for a securities transaction in your account other than through this procedure, you must deposit cash in your securities account before the settlement date. If you use this automatic redemption procedure and want to pay any other deficit in your securities account other than through this procedure, you must deposit cash in your securities account before you incur the deficit.
    Redemptions are automatically made by Prudential Securities, to the nearest dollar, on each day to satisfy deficits from securities transactions or to honor your redemption requests. Your account will be automatically scanned for deficits each day and, if there is insufficient cash in your account, we will redeem an appropriate number of shares of the Series at the next determined NAV to satisfy any remaining deficit. You are entitled to any dividends declared on the redeemed shares through the day before the redemption is made. Dividends declared on the redemption date will be retained by Prudential Securities, which has advanced monies to satisfy deficits in your account.


AUTOMATIC REDEMPTION FOR THE ADVANTAGE ACCOUNT. If you participate in the Advantage Account Program, your Series shares will be automatically redeemed to cover any deficit in your securities account. The amount redeemed will be the nearest dollar amount necessary to cover the deficit.

    The amount of the redemption will be the lesser of the total value of Series shares held in your securities account or the deficit in your securities account. A deficit in your Advantage Account may result from activity arising under the program, such as debit balances incurred by the use of the Visa-Registered Trademark- Account, including Visa purchases, cash advances and Visa Account checks. Your account will be automatically scanned for deficits each day and, if there is insufficient cash in your account, we will redeem an appropriate number of shares of the Series to satisfy any remaining deficit. You are entitled to any dividends declared on the redeemed shares through the day before the redemption is made. Dividends declared on the redemption date will be retained by Prudential Securities, which has advanced monies to satisfy deficits in your account.
    Redemptions are automatically made by Prudential Securities, to the nearest dollar, on each day to satisfy deficits from securities transactions or to honor your redemption requests.

AUTOMATIC REDEMPTION FOR THE COMMAND PROGRAM OR THE BUSINESSEDGE PROGRAM. If you participate in the COMMAND Program or the BusinessEdge
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24  MASSACHUSETTS MONEY MARKET SERIES                      [ICON] (800) 225-1852

HOW TO BUY, SELL AND
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Program, your Series shares will be automatically redeemed to cover any deficit in your account. The amount of the redemption will be the nearest dollar amount necessary to cover the deficit.
    The amount of the redemption will be the lesser of the total value of Series shares held in your account or the deficit in your account. A deficit in your COMMAND Program account or BusinessEdge Program account may result from activity arising under the Program, such as debit balances incurred by the use of the Visa-Registered Trademark- Gold Debit Card Account (for the COMMAND Program) or the BusinessEdge Visa-Registered Trademark- Debit Card Account (for the BusinessEdge Program), as well as ATM transactions, cash advances and Program account checks. Your account will be automatically scanned for deficits each day and, if there is insufficient cash in your account, we will redeem an appropriate number of shares of the Series to satisfy any remaining deficit. You are entitled to any dividends declared on the redeemed shares through the day before the redemption is made. Dividends declared on the redemption date will be retained by Prudential Securities or Pruco, as applicable, which has advanced monies to satisfy deficits in your account.
    Redemptions are automatically made, to the nearest dollar, on each day to satisfy account deficits or to honor your redemption requests.

MANUAL REDEMPTION FOR THE COMMAND PROGRAM OR THE BUSINESSEDGE PROGRAM. If you participate in the COMMAND Program or the BusinessEdge Program, you may redeem your Series shares by submitting a written request to your Prudential Securities Financial Advisor or Pruco broker, as applicable. You should not send a manual redemption request to the Fund. If you do, we will forward the request to Prudential Securities or Pruco, as appropriate, which could delay your requested redemption.
    The proceeds from a manual redemption will immediately become a free cash balance in your Program account and will be automatically invested in the money market mutual fund that you selected as the "Primary Fund" for cash sweeps in your account. Both the COMMAND Program and the BusinessEdge Program require that your written redemption request be signed by all persons in whose name Series shares are registered, exactly as they appear on your Program account client statement. In certain situations, additional documents such as trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority may be required.
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HOW TO BUY, SELL AND
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    Under the COMMAND Program, Prudential Securities has the right to terminate your Program account at any time for any reason. Likewise, under the BusinessEdge Program, Prudential Securities or Pruco, as applicable, has the right to terminate your Program account at any time for any reason. If a Program account is terminated, all shares of the Series held in the account will be redeemed.

HOW TO EXCHANGE YOUR SHARES
You can exchange your shares of the Series for shares in certain other Prudential mutual funds--including certain money market funds--if you satisfy the minimum investment requirements of such other Prudential mutual fund. You can exchange shares of the Series for Class A shares of another Prudential mutual fund, but you can't exchange Series shares for Class B, Class C or Class Z shares, except that shares purchased prior to January 22, 1990 that are subject to a contingent deferred sales charge can be exchanged for Class B shares.
    If you hold shares through a broker, you must exchange shares through your broker. Otherwise, contact:


PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: EXCHANGE PROCESSING
P.O. BOX 8157
PHILADELPHIA, PA 19101


    When you exchange shares of the Series for Class A shares of any other Prudential mutual fund, you will be subject to any sales charge that may be imposed by such other Prudential mutual fund. The sales charge is imposed at the time of your exchange.

FREQUENT TRADING

Frequent trading of Series shares in response to short-term fluctuations in the market--also known as "market timing"--may make it very difficult to manage the Series' investments. When market timing occurs, the Series may have to sell portfolio securities to have the cash necessary to redeem the market timer's shares. This can happen at a time when it is not advantageous to sell any securities, so the Series' performance may be hurt. When large dollar amounts are involved, market timing can also make

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26  MASSACHUSETTS MONEY MARKET SERIES                      [ICON] (800) 225-1852

HOW TO BUY, SELL AND
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------------------------------------------------
it difficult to use long-term investment strategies because we cannot predict how much cash the Series will have to invest. When, in our opinion, such activity would have a disruptive effect on portfolio management, the Fund reserves the right to refuse purchase orders and exchanges into the Series by any person, group or commonly controlled account. The decision may be based upon dollar amount, volume and frequency of trading. The Fund may notify a market timer of rejection of an exchange or purchase order after the day the order is placed. If the Fund allows a market timer to trade Series shares, it may require the market timer to enter into a written agreement to follow certain procedures and limitations.


TELEPHONE REDEMPTIONS OR EXCHANGES

You may redeem or exchange your shares in any amount by calling the Fund at
(800) 225-1852. In order to redeem or exchange your shares by telephone, you must call the Fund before 4:30 p.m., New York time. You will receive a redemption or exchange amount based on that day's NAV.

    The Fund's Transfer Agent will record your telephone instructions and request specific account information before redeeming or exchanging shares. The Fund will not be liable if it follows instructions that it reasonably believes are made by the shareholder. If the Fund does not follow reasonable procedures, it may be liable for losses due to unauthorized or fraudulent telephone instructions.

    In the event of drastic economic or market changes, you may have difficulty in redeeming or exchanging your shares by telephone. If this occurs, you should consider redeeming or exchanging your shares by mail or through your broker.

    The telephone redemption and exchange privileges may be modified or terminated at any time. If this occurs, you will receive a written notice from the Fund.

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FINANCIAL HIGHLIGHTS
-------------------------------------

The financial highlights will help you evaluate the Series' financial performance. The TOTAL RETURN in the chart represents the rate that a shareholder earned on an investment in the Series, assuming reinvestment of all dividends and other distributions. The information is for shares of the Series for the periods indicated.

    Review this chart with the financial statements and the report of independent accountants, which appear in the annual report and the SAI and are available upon request. Additional performance information is contained in the annual report, which you can receive at no charge.

    The financial highlights for the four fiscal years ended August 31, 2000, were audited by PricewaterhouseCoopers LLP, independent accountants, and the financial highlights for the year ended August 31, 1996, were audited by other independent auditors, whose reports were unqualified.



 SERIES SHARES (FISCAL YEARS ENDED 8-31)



-------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING PERFORMANCE      2000            1999            1998            1997            1996
-------------------------------------------------------------------------------------------------------------
 NET ASSET VALUE, BEGINNING OF
  YEAR                              $1.00               $1.00           $1.00           $1.00           $1.00
 INCOME FROM INVESTMENT
  OPERATIONS:
 Net investment income and net
  realized gains                     .03                  .02             .03             .03(2)          .03(2)
 Dividends and distributions to
  shareholders                      (.03)                (.02)           (.03)           (.03)           (.03)
 NET ASSET VALUE, END OF YEAR       $1.00               $1.00           $1.00           $1.00           $1.00
 TOTAL RETURN(1)                    3.05%               2.35%           2.77%           3.08%           3.12%
----------------------------
-------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA           2000            1999            1998            1997            1996
-------------------------------------------------------------------------------------------------------------
-------------------------------
 NET ASSETS, END OF YEAR (000)     $88,368            $55,504         $62,460         $53,441         $50,511
 Average net assets (000)          $67,879            $58,654         $55,540         $53,078         $54,689
 RATIOS TO AVERAGE NET ASSETS:
 Expenses, including
  distribution and service
  (12b-1) fees                       .84%                .88%            .84%            .54%(2)         .55%(2)
 Expenses, excluding
  distribution and service
  (12b-1) fees                       .72%                .76%            .71%            .42%(2)         .43%(2)
 Net investment income              3.05%               2.33%           2.73%           3.04%(2)        3.08%(2)
----------------------------



1 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND ANY OTHER DISTRIBUTIONS. IT IS CALCULATED ASSUMING SHARES ARE PURCHASED ON THE FIRST DAY AND SOLD ON THE LAST DAY OF EACH YEAR REPORTED.
2    NET OF EXPENSE SUBSIDY AND/OR MANAGEMENT FEE WAIVER.

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28  MASSACHUSETTS MONEY MARKET SERIES                      [ICON] (800) 225-1852

                                     Notes
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                                     Notes
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                                     Notes
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                                     Notes
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                                     Notes
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                                     Notes
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34  MASSACHUSETTS MONEY MARKET SERIES                      [ICON] (800) 225-1852

                                     Notes

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THE PRUDENTIAL MUTUAL FUND FAMILY
-------------------------------------

Prudential offers a broad range of mutual funds designed to meet your individual needs. For information about these funds, contact your financial adviser or dealer or call us at (800) 225-1852. Read the prospectus carefully before you invest or send money.


STOCK FUNDS

PRUDENTIAL EQUITY FUND, INC.

PRUDENTIAL INDEX SERIES FUND
  PRUDENTIAL SMALL-CAP INDEX FUND
  PRUDENTIAL STOCK INDEX FUND
THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

  PRUDENTIAL JENNISON EQUITY OPPORTUNITY FUND

  PRUDENTIAL JENNISON GROWTH FUND

PRUDENTIAL MID-CAP VALUE FUND
PRUDENTIAL REAL ESTATE SECURITIES FUND
PRUDENTIAL SECTOR FUNDS, INC.
  PRUDENTIAL FINANCIAL SERVICES FUND
  PRUDENTIAL HEALTH SCIENCES FUND
  PRUDENTIAL TECHNOLOGY FUND

  PRUDENTIAL UTILITY FUND

PRUDENTIAL SMALL COMPANY FUND, INC.

PRUDENTIAL TAX-MANAGED FUNDS

  PRUDENTIAL TAX-MANAGED EQUITY FUND

PRUDENTIAL TAX-MANAGED SMALL-CAP FUND, INC.

PRUDENTIAL U.S. EMERGING GROWTH FUND, INC.

PRUDENTIAL VALUE FUND

PRUDENTIAL 20/20 FOCUS FUND
NICHOLAS-APPLEGATE FUND, INC.
  NICHOLAS-APPLEGATE GROWTH EQUITY FUND
TARGET FUNDS
  LARGE CAPITALIZATION GROWTH FUND
  LARGE CAPITALIZATION VALUE FUND
  SMALL CAPITALIZATION GROWTH FUND
  SMALL CAPITALIZATION VALUE FUND
ASSET ALLOCATION/BALANCED FUNDS
PRUDENTIAL BALANCED FUND
PRUDENTIAL DIVERSIFIED FUNDS
  CONSERVATIVE GROWTH FUND
  MODERATE GROWTH FUND
  HIGH GROWTH FUND
THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
  PRUDENTIAL ACTIVE BALANCED FUND

GLOBAL FUNDS
GLOBAL STOCK FUNDS
PRUDENTIAL DEVELOPING MARKETS FUND
  PRUDENTIAL DEVELOPING MARKETS EQUITY FUND
  PRUDENTIAL LATIN AMERICA EQUITY FUND
PRUDENTIAL EUROPE GROWTH FUND, INC.
PRUDENTIAL GLOBAL GENESIS FUND, INC.
PRUDENTIAL INDEX SERIES FUND
  PRUDENTIAL EUROPE INDEX FUND
  PRUDENTIAL PACIFIC INDEX FUND
PRUDENTIAL NATURAL RESOURCES FUND, INC.
PRUDENTIAL PACIFIC GROWTH FUND, INC.
PRUDENTIAL WORLD FUND, INC.

  PRUDENTIAL GLOBAL GROWTH FUND

  PRUDENTIAL INTERNATIONAL VALUE FUND

  PRUDENTIAL JENNISON INTERNATIONAL GROWTH FUND

GLOBAL UTILITY FUND, INC.
TARGET FUNDS
  INTERNATIONAL EQUITY FUND
GLOBAL BOND FUNDS
PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.
PRUDENTIAL INTERNATIONAL BOND FUND, INC.

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36  MASSACHUSETTS MONEY MARKET SERIES                      [ICON] (800) 225-1852

THE PRUDENTIAL MUTUAL FUND FAMILY

------------------------------------------------

BOND FUNDS
TAXABLE BOND FUNDS

PRUDENTIAL GOVERNMENT INCOME FUND, INC.
PRUDENTIAL GOVERNMENT SECURITIES TRUST
  SHORT-INTERMEDIATE TERM SERIES
PRUDENTIAL HIGH YIELD FUND, INC.
PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.
PRUDENTIAL INDEX SERIES FUND
  PRUDENTIAL BOND MARKET INDEX FUND

PRUDENTIAL SHORT-TERM CORPORATE BOND FUND, INC.

  INCOME PORTFOLIO

PRUDENTIAL TOTAL RETURN BOND FUND, INC.

TARGET FUNDS
  TOTAL RETURN BOND FUND

TAX-EXEMPT BOND FUNDS
PRUDENTIAL CALIFORNIA MUNICIPAL FUND
  CALIFORNIA SERIES
  CALIFORNIA INCOME SERIES
PRUDENTIAL MUNICIPAL BOND FUND
  HIGH INCOME SERIES
  INSURED SERIES
PRUDENTIAL MUNICIPAL SERIES FUND
  FLORIDA SERIES
  MASSACHUSETTS SERIES
  NEW JERSEY SERIES
  NEW YORK SERIES
  NORTH CAROLINA SERIES
  OHIO SERIES
  PENNSYLVANIA SERIES
PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.

MONEY MARKET FUNDS
TAXABLE MONEY MARKET FUNDS
CASH ACCUMULATION TRUST
  LIQUID ASSETS FUND
  NATIONAL MONEY MARKET FUND
PRUDENTIAL GOVERNMENT SECURITIES TRUST
  MONEY MARKET SERIES
  U.S. TREASURY MONEY MARKET SERIES
PRUDENTIAL SPECIAL MONEY MARKET FUND, INC.
  MONEY MARKET SERIES
PRUDENTIAL MONEYMART ASSETS, INC.

TAX-FREE MONEY MARKET FUNDS
PRUDENTIAL TAX-FREE MONEY FUND, INC.
PRUDENTIAL CALIFORNIA MUNICIPAL FUND
  CALIFORNIA MONEY MARKET SERIES
PRUDENTIAL MUNICIPAL SERIES FUND
  CONNECTICUT MONEY MARKET SERIES
  MASSACHUSETTS MONEY MARKET SERIES
  NEW JERSEY MONEY MARKET SERIES
  NEW YORK MONEY MARKET SERIES

COMMAND FUNDS
COMMAND MONEY FUND
COMMAND GOVERNMENT FUND
COMMAND TAX-FREE FUND

INSTITUTIONAL MONEY MARKET FUNDS
PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
  INSTITUTIONAL MONEY MARKET SERIES

--------------------------------------------------------------------------------

FOR MORE INFORMATION


Please read this prospectus before you invest in the Series and keep it for future reference. For information or shareholder questions contact

PRUDENTIAL MUTUAL FUND SERVICES LLC
P.O. BOX 8098
PHILADELPHIA, PA 19101
(800) 225-1852
(732) 482-7555 (CALLING FROM OUTSIDE THE U.S.)



Outside Brokers should contact

PRUDENTIAL INVESTMENT MANAGEMENT
SERVICES LLC
P.O. BOX 8310
PHILADELPHIA, PA 19101
(800) 778-8769

Visit Prudential's website at

http://www.prudential.com

Additional information about the Series can be obtained without charge and can be found in the following documents

STATEMENT OF ADDITIONAL INFORMATION (SAI)
 (incorporated by reference into this prospectus)

ANNUAL REPORT
 (contains a discussion of the market conditions and investment strategies that significantly affected the Series' performance)

SEMI-ANNUAL REPORT


You can also obtain copies of Fund documents from the Securities and Exchange Commission as follows

BY MAIL
Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102

BY ELECTRONIC REQUEST
publicinfo@sec.gov
 (The SEC charges a fee to copy documents.)

IN PERSON

Public Reference Room in Washington, DC
 (For hours of operation, call
 1-202-942-8090)

VIA THE INTERNET
on the EDGAR Database at
http://www.sec.gov



CUSIP Number               NASDAQ Symbol



74435M-63-0                 PRMXX



Investment Company Act File No. 811-4023



 MF153A
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